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                                                                EXHIBIT 10.11

                              UROCOR, INC.
                               1996 MICP

- Target parameters to include net clinical revenues at 33.3% weighting, operating income at 33.3% and performance to strategic parameters (ex. capital formation, new products, corporate partnerships, new ventures, etc.) at 33.3%.

- Provision for over achievement included as additional incentive.

- Monthly accruals targeted to coincide with actual performance to plan.